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                             REVOLVING CREDIT NOTE

                      FIRST INTERSTATE BANK OF TEXAS, N.A.


NO.________      Houston, Texas      December 13, 1995               $3,000,000


         FOR VALUE RECEIVED, the undersigned, DAILEY PETROLEUM SERVICES CORPORATION, a Delaware corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), or so much thereof as may be advanced from time to time hereunder by Payee, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated, said principal and interest being payable in lawful money of the United States of America at the banking quarters of FIRST INTERSTATE BANK OF TEXAS, N.A., 1000 Louisiana, Houston, Harris County, Texas, or at such other place as Payee may designate hereafter in writing.

         This note is issued pursuant to a second amended and restated loan agreement of even date herewith, by and between Maker and Payee (as the same may be amended, modified or restated from time to time, the "Loan Agreement"), and reference is made hereby to the Loan Agreement for provisions for the prepayment and the acceleration of the maturity hereof. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

         Maker promises to pay interest on the unpaid principal balance, from time to time outstanding, of all advances hereunder, at the rates and on the dates set forth in the Loan Agreement. The aggregate unpaid principal amount of all advances hereunder shall be due and payable on December 13, 1996. Until December 13, 1996, the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder in accordance with the terms and provisions set forth in the Loan Agreement, so long as the outstanding principal balance outstanding at any one time is not more than the lesser of (i) an amount equal to the Loan Formula or (ii) $3,000,000, in each case less the then existing Credit Exposure, it being understood that this note is a master revolving credit note; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall



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remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the face amount of principal, but to a maximum of the face amount of principal at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than the face amount of principal shall be outstanding at any one time in accordance with the Loan Agreement. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be conclusive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

         Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

         In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this note or in any of the documents securing the payment hereof or otherwise relating hereto, in no event shall this note or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this note





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or in any of the documents securing the payment hereof or otherwise relating hereto, or in any communication by Payee or any other person to Maker or any other person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or refunded to Maker, at Payee's option, and
(iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this note and loan. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

         Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

         Maker and Payee agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply





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to any revolving loan accounts created under this note or maintained in connection therewith.

         To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this note is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

         Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

         This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                       DAILEY PETROLEUM SERVICES
                                       CORPORATION


                                       By: /s/ DAVID T. TIGHE
                                          ------------------------------------
                                           David T. Tighe
                                           Vice President


                                                                       - MAKER -





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